 Exhibit 99.1

ABM BROADENS ITS TECHNICAL SOLUTIONS CAPABILITIES WITH ACQUISITION OF RAPIDLY EXPANDING RAVENVOLT

•       RavenVolt’s turn-key microgrid solutions deliver energy reliability and resiliency, complementing ABM’s Bundled Energy, eMobility and Power solution lines

•       Acquisition reflects ABM’s ELEVATE strategy by expanding in attractive, fast-growing markets

New York, NY, August 18, 2022 – ABM (NYSE: ABM), a leading provider of integrated facility services and solutions, today announced it has entered into a definitive agreement to acquire RavenVolt, Inc. (“RavenVolt”), headquartered in Alpharetta, Georgia, in an all cash transaction. RavenVolt is a leading nationwide provider of advanced turn-key microgrid systems utilized by diversified commercial and industrial customers, national retailers, utilities, and municipalities. RavenVolt employs over 80 people and is projected to generate revenue of $70 million to $80 million and EBITDA (as defined in the definitive agreement) of $17 million to $19 million in calendar 2022. The transaction is expected to close during ABM’s fourth fiscal quarter of 2022, subject to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Act and other closing conditions.

The acquisition of RavenVolt is reflective of ABM’s ELEVATE strategy to grow via strategic acquisitions which expand the Company’s core capabilities in attractive and dynamic end-markets, such as the rapidly growing and evolving microgrid market. Commercial customers are increasingly turning to microgrids as the solution of choice to bolster their on-site energy capacity, reduce emissions and meet sustainability goals, and ensure power resiliency during periods of primary power grid disruption.

Scott Salmirs, ABM’s President & CEO, said, “RavenVolt is a natural complement to our growing energy solutions and EV business, and I am delighted to welcome the team, led by Jonathan Hinton and Eric Scanlon, to the ABM family. As our clients’ power needs continue to evolve, many have invested in microgrid technology or are considering doing so, and we believe this trend will accelerate. With numerous completed microgrid projects generating over 3 gigawatts of power across a wide range of industries, the RavenVolt team members are true leaders in the industry. Importantly, this transaction includes an earn-out, which strongly incentivizes future outperformance as the business ramps up over the next few years, which will benefit ABM and its stockholders.”

RavenVolt designs and installs customized microgrid solutions, including RavenVolt branded generators and switchgear that deliver modular and redundant power to ensure energy resiliency and reliability. The acquisition of RavenVolt is a natural extension of ABM’s Technical Solutions service offerings and enhances ABM’s position as a market leader in EV infrastructure, power and bundled energy solutions.

The addition of RavenVolt’s microgrid capabilities also offers ABM the potential to accelerate growth in its eMobility business through the delivery of customized power solutions in facilities where additional power generation capacity is needed to support EV charging.

Mark Hawkinson, President of ABM’s Technical Solutions group, added, “Besides the clear synergies with our eMobility and Power businesses, RavenVolt also increases our opportunities in Manufacturing & Distribution, Education, and through our Bundled Energy Solutions offerings. We also see opportunities to cross-sell core ABM services to existing RavenVolt clients, especially for ongoing engineering and maintenance of installed systems. We look forward to Jonathan and Eric taking RavenVolt to the next level under the ABM umbrella.”

“We are thrilled to be joining ABM”, said Jonathan Hinton, CEO of RavenVolt. “As my co-founders Eric Scanlon, Cody George, Austin Nolen and I were considering options to fundamentally grow our company, it became clear that ABM was the best partner. Not only do we share commonalities in our client base, but we also share a passion for serving customers, our communities, and our people. We know that our microgrid technology aligns perfectly with ABM’s other service offerings because we’ve heard it directly from our clients. I am very proud of the entire RavenVolt team and excited about the next phase of RavenVolt’s growth as part of ABM and look forward to expanding our turnkey microgrid technology leveraging their full scale and support.”

ABM will acquire RavenVolt for an initial purchase price of $170 million in cash at closing, plus the potential for post-closing earn-out consideration payable in cash in calendar years 2024, 2025, and 2026, if the RavenVolt business achieves certain financial metrics in calendar years 2023, 2024 and 2025. The maximum aggregate cash earn-out payment amount is $280 million, resulting in a maximum total purchase price of $450 million. To achieve the full earn-out of $280 million, RavenVolt would need to generate cumulative EBITDA of $150 million in calendar years 2023 through 2025.

About ABM

ABM (NYSE: ABM) is one of the world’s largest providers of integrated facility services. A driving force for a cleaner, healthier, and more sustainable world, ABM provides essential services that improve the spaces and places that matter most. From curbside to rooftop, ABM offers a comprehensive array of facility services that include janitorial, engineering, parking, electrical & lighting, energy solutions, HVAC & mechanical, landscape & turf, and mission critical solutions. ABM delivers these custom facility solutions to properties across a wide range of industries – from commercial office buildings to schools, airports, hospitals, data centers, manufacturing plants, and distribution centers, entertainment venues, and more. Founded in 1909, ABM today has annualized revenue exceeding $7 billion and more than 100,000 team members in 350+ offices throughout the United States, United Kingdom, and other international locations. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements addressing the plan of ABM Industries Incorporated (together with its subsidiaries, collectively referred to as “ABM” “we,” “us” or “our”) to acquire RavenVolt, Inc. In this context, we make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the following: (i) the acquisition of RavenVolt, Inc. may not provide the benefits that we anticipate receiving due to any number of factors, including inability to retain RavenVolt’s existing customers and the inability of RavenVolt to continue to grow its sales to new and existing customers; (ii) we may not be able to successfully cross-sell business between our existing customers and RavenVolt’s existing services, or expand services to new customers; and (iii) we may encounter material unanticipated costs related to the acquisition. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Information

The Company has presented, in this press release, an estimate for RavenVolt’s projected EBITDA contribution. EBITDA is a non-GAAP financial measure which represents earnings before interest, taxes, depreciation, amortization and other adjustments. RavenVolt uses EBITDA as a measurement of financial results and as an indication of the relative strength of operating performance. The Company's estimate of RavenVolt’s projected EBITDA is based only on projected financial information available as of the date hereof. This non-GAAP financial measure is not intended to replace the presentation of financial results in accordance with U.S. GAAP. This non-GAAP financial measure may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and reflect other adjustments. We cannot provide a reconciliation of forward-looking non-GAAP EBITDA measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

CONTACT

Investor Relations:

Paul Goldberg

212-297-9721

ir@abm.com

Media:

Michael Valentino

media@abm.com